UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2013

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway
Vancouver, British Columbia
Canada V5Z 1K5
(Address of principal executive offices) (zip code)

(604) 629-5989
 (Registrant's telephone number, including area code)

  Copies to:
Gregory Sichenzia, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by DelMar Pharmaceuticals, Inc. on January 31, 2013, as amended and restated by the Current Report on Form 8-K/A filed on March 14, 2013, solely to include a Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the financial condition and results of operations of Del Mar Pharmaceuticals (BC) Ltd. as of, and for each of the years ended December 31, 2012 and 2011, and for the periods from April 6, 2010 (inception) to December 31, 2010, and April 6, 2010 (inception) to December 31, 2012, as well as financial statements and related notes for such periods.

Item 2.01	Completion of Acquisition or Disposition of Assets

 Management’s Discussion and Analysis of Financial Condition and Results of Operations

 This Management Discussion and Analysis (“MD&A”) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events.

You should review the factors and risks we describe under “Risk Factors” in our report on Form 8-K/A filed with the Securities and Exchange Commission on March 14, 2013. Actual results may differ materially from any forward-looking statement.

Overview

DelMar Pharmaceuticals (BC) Ltd. (“DelMar”, the “Company”, “we”, “us” or “our”) is a British Columbia, Canada corporation founded in 2010.  We are a clinical and commercial stage drug development company with a focus on the treatment of cancer.   Our mission is to benefit patients and create shareholder value by rapidly developing and commercializing anti-cancer therapies in orphan cancer indications where patients have failed modern therapy.

Our drug discovery research focuses on identifying well-validated clinical and commercial-stage compounds and establishing a scientific rationale for development in modern orphan cancer indications.    Promising candidates are further researched through our network of consultants and contract research organizations.  This approach allows us to rapidly identify and advance potential drug candidates without significant investment in “wet lab” infrastructure.  Based on this strategy, we acquired intellectual property and prototype drug product related to our lead drug candidate, VAL-083, from Valent Technologies LLC (“Valent”) in September 2010 and have identified multiple additional drug candidates that we may have the opportunity to license or acquire in the future.

VAL-083

Central Nervous System Cancers

Our lead product candidate, VAL-083, represents a “first in class” small-molecule chemotherapeutic.  The molecular structure of VAL-083 is not an analogue or derivative of other small molecule chemotherapeutics approved for the treatment of cancer.  VAL-083 has been assessed in multiple clinical studies sponsored by the National Cancer Institute (“NCI”) in the United States as a treatment against various cancers including lung, brain, cervical, ovarian tumors and leukemia.  Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types.  VAL-083 is approved as a cancer chemotherapeutic in China for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. VAL-083 has not been approved for any indications outside of China.

Upon obtaining regulatory approval, we intend to commercialize VAL-083 and other product candidates for the treatment of orphan and cancer indications where patients have failed other therapies or have limited medical options.  Orphan diseases are defined in the United States under the Rare Disease Act of 2002 as “any disease or condition that affects less than 200,000 persons in the United States”.  The Orphan Drug Act of 1983 is a federal law that provides financial and other incentives including a period of market exclusivity to encourage the development of new treatments for orphan diseases.

We research the mechanism of action of our product candidates to determine the clinical indications best suited for therapy and rapidly advance our product candidates into human clinical trials and toward commercialization.  In October 2011, we initiated clinical trials with VAL-083 as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer.  In April 2012, we presented data at the American Association of Cancer Research annual meeting demonstrating that VAL-083 maintains activity in tumors resistant to the current front-line GBM therapy, Temodar®.  In November 2012, we presented interim data from our clinical trial at the Annual Meeting of the Society for NeuroOncology demonstrating that VAL-083 can shrink or halt the growth of tumors in brain cancer patients who have failed other approved treatments.  Currently, there is no approved therapy for these patients.

In addition to our clinical development activities in the United States, we have obtained exclusive commercial rights to VAL-083 in China.  In October 2012, we announced that we had entered into a collaboration agreement with the only manufacturer licensed by the Chinese State Food and Drug Administration (“SFDA”) to produce the product for the China market.  This agreement provides us with exclusive commercial rights which position us with the potential to generate near-term revenue through product sales or royalties for its approved indications in China while we seek global approval in new indications.

VAL-083 was originally discovered in the 1960’s. We have filed a broad portfolio of new patent applications to protect our intellectual property.  Our patent applications claim compositions and methods related to the use of VAL-083 and related compounds as well as methods of synthesis and quality controls for the manufacturing process of VAL-083.  We announced that VAL-083 has been granted Orphan Drug protection for the treatment of glioma, including GBM by the Food and Drug Administration (“FDA”) in the United States and the European Medicines Association (“EMA”) in February 2012 and January 2013, respectively.  Orphan drugs generally follow the same regulatory development path as any other pharmaceutical product. However, incentives such as scientific advice and reduction or waiver of registration fees and access to specialized grant funding may be available to support and accelerate development of orphan drug candidates.  In addition, DelMar may sell VAL-083 as a treatment for glioma without competition for seven years in the United States and for ten years in the European Union following market approval, in respect of a medicinal product containing a similar active substance for the same indication.

Lung Cancer

The activity of VAL-083 against solid tumors, including lung cancer, has been established in both pre-clinical and human clinical trials conducted by the NCI and by the drug's commercial approval in China. Decision Resources, Inc., forecasts that the non-small cell lung cancer (“NSCLC”) drug market will exceed USD $4.1 billion in 2012. We plan to establish a strong scientific and clinical rationale to support out-licensing activities to unlock the potential value of the drug in partnership with larger pharmaceutical companies with the resources and commercial infrastructure to effectively develop and launch a lung cancer product.

Additional Orphan Drug Indications

We have established a high-level scientific rationale for the development of VAL-083 in additional high-value orphan cancer indications. Hematologic cancers such as acute myeloid leukemia (“AML”) are of particular interest based on published human clinical data and lack of effective therapeutic options. We have initiated preliminary discussions with leading cancer researchers regarding the development of a clinical strategy for the development of VAL-083 in hematologic cancers.

Developing Partnerships with Pharmaceutical Companies

Guangxi Wuzhou Pharmaceutical Company

DelMar has a strategic collaboration with Guangxi Wuzhou Pharmaceutical Company, a subsidiary of publicly traded Guangxi Wuzhou Zhongheng Group Co., Ltd for the development of VAL-083 (marketed as “DAG” in China).  VAL-083 is approved by the SFDA as a cancer chemotherapy for the treatment of Chronic Myelogenous Leukemia (“CML”) and lung cancer. Guangxi Wuzhou Pharmaceuticals is licensed by the SFDA to manufacture and sell VAL-083 in China for these indications.

DelMar is party to a memorandum of understanding and collaboration agreement, dated October 25, 2012 (the “Guangxi Agreement”), with Guangxi. Pursuant to the Guangxi Agreement, DelMar granted to Guangxi a royalty-free license to certain of its intellectual property, as it relates to quality control and drug production methods for VAL-083, and DelMar agreed that Guangxi will be DelMar’s exclusive supplier of VAL-083 for clinical trials and sales for the China, United States, Canadian and European markets, subject to Guangxi’s obtaining and maintaining cGMP certification by the FDA, EMEA or other applicable regulatory agencies, and Guangxi’s being able to meet volumes ordered by DelMar. Guangxi agreed that it may not sell VAL-083 for markets outside of China to any other purchaser other than DelMar. In addition, Guangxi granted DelMar a preemptive right (subject to DelMar’s acceptance of proposed sales volume and prices) to purchase VAL-083 produced by Guangxi. The term of the Guangxi Agreement (except as it relates to the preemptive right in the China market) is indefinite, subject to termination upon written agreement of all parties, or if either party breaches any material term and fails to remedy such breach within 30 days of receipt of notice of the breach, or if any action to be taken thereunder is not agreed to by both parties, provided that such matter is referred to the chief executive officer of both parties, and they are unable to resolve such matter within 90 days. No payments have been made to date under the Guangxi Agreement.

DelMar and Guangxi Wuzhou Pharmaceuticals plan to use new data being generated through DelMar’s clinical programs to expand the market in China and to seek regulatory approval for the drug in multiple indications on a global basis.   The collaboration expands the exclusive supply relationship between DelMar and Guangxi Wuzhou Pharmaceuticals to include the Chinese market and all markets outside China. The companies will work together to insure the product specifications meet global standards in order to accelerate international development and regulatory approval. Guangxi Wuzhou Pharmaceuticals will provide funding for clinical trials conducted in China and will be the exclusive supplier of DAG for injection and DelMar will be responsible for development and commercialization.

The protection of intellectual property rights in China (where VAL-083 is manufactured pursuant to the Guangxi Wuzhou Pharmaceuticals collaboration agreement with the only manufacturer presently licensed by the SDFA to produce the product for the China market, and where VAL-03 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate revenue from VAL-083.

Reverse acquisition

On January 25, 2013, the Company entered into and closed an Exchange Agreement with DelMar Pharmaceuticals, Inc. (“DMPI”) (formerly Berry Only Inc.) (the “Acquisition”). The Acquisition resulted in DMPI acquiring DelMar by issuing a sufficient number of shares such that the shareholders of DelMar had a controlling interest in DMPI subsequent to the completion of the Acquisition. At the time of the Acquisition, there were 13,070,000 common shares of DelMar and 3,250,007 shares of common stock of DMPI issued and outstanding.  All of the 13,070,000 shares of DelMar were acquired either directly or indirectly (through a newly formed subsidiary) by DMPI resulting in DelMar becoming a wholly-owned subsidiary of DMPI.  Simultaneous with the Acquisition, Valent was issued 1,150,000 shares of common stock of DMPI. The shares issued to Valent by DMPI were issued in exchange for Valent reducing certain future royalties under its agreement with DelMar.

As a result of the shareholders of DelMar having a controlling interest in DMPI subsequent to the Acquisition, for accounting purposes the transaction constitutes a reverse recapitalization with DelMar being the accounting acquirer even though legally DelMar is the acquiree. Therefore, the net assets of DMPI are recorded at fair value at the date of the transaction. No goodwill is recorded with respect to the transaction as it does not constitute a business combination.

Unit Offering

In connection with the Acquisition, on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, DMPI entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which DMPI issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each Unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment and the Investor Warrants are redeemable under certain circumstances.

Charles Vista, LLC (the “Placement Agent”) was retained as the Placement Agent for the Private Offering. The Placement Agent was paid a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000. In addition, the Company incurred other closing costs of approximately $500,000 resulting in net proceeds to the Company of $8,575,000.

Also, the Company issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis.

The Company has also agreed to engage the Placement Agent as its warrant solicitation agent in the event the Investor Warrants are called for redemption and will pay a warrant solicitation fee to the Placement Agent equal to 5% of the amount of funds solicited by the Placement Agent upon the exercise of the Investor Warrants following such redemption.

In connection with the Private Offering, the Company entered into a registration rights agreement with the Investors, pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) registering for resale all shares of common stock (a) included in the Units; and (b) issuable upon exercise of the Investor Warrants, no later than 90 days after the completion of the Private Offering (the “Filing Deadline”) and to use commercially reasonable efforts to cause the Registration Statement to become effective within 180 days of the Filing Deadline. The Company agreed to use commercially reasonably efforts to keep the Registration Statement effective while the Investor Warrants are outstanding.

Certain of the Private Offering costs were incurred by the Company prior to December 31, 2012.  These costs of $90,771 have been recorded as deferred costs and will be treated as issue costs upon the first closing of the Private Offering.

Related Parties

The Company acquired its VAL-083 prototype drug, patents and technology rights from Valent.  In addition, Valent has incurred a significant portion of the Company’s clinical expenses during the periods ended December 31, 2011 and 2012 and has in turn invoiced the Company for those expenses.  One of the Company’s officers and directors is also a Principal of Valent and as result Valent is a related party to the Company.

The following related party transactions and balances have been recorded by the Company.

During the year ended December 31, 2012

Pursuant to consulting agreements with the Company’s three directors the Company were paid a total of $27,022 (CDN $27,000) per month to its directors during the year ended December 31, 2012. Under two of these agreements the directors have elected to receive a portion of their aggregate compensation in the form of units. During the year ended December 31, 2012 the Company issued 360,000 units for a total amount of $180,144. The units issued relate to an amount of $15,012 (CDN $15,000) per month from January to December 2012 inclusive. All of the units were issued in February 2012. The Company has recognized $180,144 in services for the year ended December 31, 2012. Of the $180,144, $60,389 has been recognized as general and administrative and $119,755 has been recognized as research and development.

Additionally, under the consulting agreements the Company has paid two of its officers and directors cash compensation totaling an aggregate $12,006 (CDN $12,000) per month. An amount of $144,072 (CDN $144,000) has been paid to the two individuals for the year ended December 31, 2012.

Included in related party payables at December 31, 2012 is an aggregate amount owing of $133,658 to the Company’s directors in relation to their respective consulting agreements and for reimbursable expenses.

Also included in related party payables December 31, 2012 is an amount of $314,119 relating to clinical development costs incurred by Valent on behalf of the Company. On April 30, 2012, Valent was issued 500,000 common shares for partial settlement of the Company’s accounts payable balance with Valent. The total settlement amount was $253,050. Additionally, the Company has a loan payable, including accrued interest, of $264,352 due to Valent at December 31, 2012. One of the directors and officers of the Company is also a Principal of Valent.

Through a Company owned by one of the Company’s directors, a $25,000 retainer was paid pursuant to the unit financing completed by the Company subsequent to December 31, 2012. The $25,000 is included in accounts payable at December 31, 2012.

The Company granted an aggregate of 450,000 stock options at an exercise price of CDN $0.50 to its three directors.

The Company transferred a total of 1,390,625 shares from the DelMar Employee Share Purchase Trust in three equal tranches to each of the Company’s three directors.

During the period ended December 31, 2011

Pursuant to consulting agreements dated August 1, 2011 with each of the Company’s officers and directors, a total of three respective agreements, Company has agreed to compensate its officers and directors for services rendered to the Company. An aggregate $26,550 (CDN $27,000) per month commencing August 1, 2011 and ending December 31, 2012 will be payable pursuant the consulting agreements. Under the consulting agreements the Company and the respective officer or director have mutually agreed that a portion of the compensation payable under the respective agreement shall be deemed to have been invested in the unit offering of the Company as of October 3, 2011. The units issued under these agreements shall have the same terms as the CDN $0.50 units issued by the Company to subscribers of the offering.

For the period from August 1 to December 31, 2011 $19,028 (CDN $20,000) per month was settled by the Company with units resulting in 200,000 units being issued. Total research and development expenses of $71,355 (CDN $75,000) and general and administrative expenses of $23,785 (CDN $25,000) have been recorded for this issuance of units.

The Company also issued 50,000 units to one of its officers for the settlement of accounts payable in the amount of $23,785 (CDN $25,000). The units were measured at fair value using the valuation estimate consistent with the most recent financing.

Included in related party payables at December 31, 2011 is an aggregate amount owing of $21,028 to two of the Company’s directors.

Also included in related party payable at December 31, 2011 is an amount of $496,932 relating to clinical development costs incurred by Valent on behalf of the Company. The Company also has a loan payable, including accrued interest, of $256,831 due to Valent at December 31, 2011.

During the period ended December 31, 2010

The Company acquired its prototype drug product and intellectual property rights to VAL-083 from Valent. Included in accounts payable is an amount of $250,000 relating to the acquisition of the prototype drug product.

Included in accounts payable at December 31, 2010 is an aggregate amount owing of $21,363 to two of the Company’s officers.

Valent Royalty Reduction Agreement

On January 21, 2013 Valent agreed to reduce its royalties on future sales of VAL-083 in exchange for 1,150,000 shares of common stock of DMPI.

Derivative Liability

Between October 2011 and May 2012 the Company issued a total of 5,410,000 units at a unit price of CDN $0.50 per unit for services, settlement of accounts payable, and cash  proceeds for an aggregate $2,671,923 (CDN $2,705,000). The proceeds from the issuance of 3,000,000 of these units issued during the year ended December 31, 2012 were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to let the option expire and the related units were cancelled and the funds returned to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.  As a result, the Company has issued a net total of 2,410,000 units to December 31, 2012.

Each unit consists of one common share and one share purchase warrant. As a result of the units being issued on different dates, the exercise prices, cashless exercise provisions and expiry dates were dependent on the initial date of issue.  However, the financing completed by the Company subsequent to December 31, 2012 qualified as a Liquidity Event under the terms of the warrant agreements.  As a result, all of the 2,410,000 warrants have been adjusted per the Liquidity Event provision of the underlying warrant agreement.  Therefore, all of the 2,410,000 warrants now expire on January 25, 2014.  The warrants are now exercisable at $0.96 per warrant until July 25, 2013 and $1.20 per warrant from July 26, 2013 until January 25, 2014.

Based on the terms of the warrants issued as part of the Company’s CDN $0.50 units it was determined that the warrants were considered a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the statement of loss and comprehensive loss.

Selected Annual Information

The financial information reported here in has been prepared in accordance with US GAAP. The Company’s functional currency at December 31, 2012 is the Canadian dollar (“CDN”) but reports its results in USD. The following table represents selected financial information for the Company as of December 31, 2012, 2011 and 2010.

Selected Balance Sheet Data
	December 31, 2012 $	December 31, 2011 $	December 31, 2010 $

Cash and cash equivalents	17,782	15,018	24,375
Working capital (deficiency)	(942,562)	(770,987)	(1,516)
Total Assets	182,830	68,017	299,259
Derivative liability	121,000	106,146	-
Total shareholder’s deficiency	(1,327,914)	(877,133)	(1,516)

Liquidity and Capital Resources

Year ended December 31, 2012 compared to the year ended December 31, 2011

	December 31, 2012 $	December 31, 2011 $	Change $	Change %

Current assets	182,830	68,017	114,813	169
Current liabilities	1,125,392	839,004	286,388	34
Working capital (deficiency)	(942,562)	(770,987)	(171,575)	22

	December 31, 2012 $	December 31, 2011 $	Change $	Change %

Cash used in operating activities	(578,035)	(228,689)	(349,346)	153
Cash flows from financing activities	580,799	219,332	361,467	165

Year ended December 31, 2011 compared to the period from April 6, 2010 (inception) to December 31, 2011

	December 31, 2011 $	December 31, 2010 $	Change $	Change %

Current assets	68,017	299,259	(231,242)	(77)
Current liabilities	839,004	300,775	538,229	179
Working capital (deficiency)	(770,987)	(1,516)	(769,471)	50,757

	December 31, 2011 $	December 31, 2010 $	Change $	Change %

Cash used in operating activities	(228,689)	(49,189)	(179,500)	365
Cash flows from financing activities	219,332	73,564	145,768	198

Comparison of cash flow for the year ended December 31, 2012 compared to the year ended December 31, 2011

Operating Activities

Net cash used in operating activities increased to $578,035 for the year ended December 31, 2012 from $228,689 for the period ended December 31, 2011.  The increase was largely the result of an increase in the net loss to $2,400,363 for the year ended December 31, 2012 compared to $1,333,011 for the year ended December 31, 2011.  Partially offsetting the impact of the higher net loss were non-cash items totaling $1,048,782 incurred in the current year consisting of non-cash interest, units issued for services, warrants issued for services, share-based payments, and the change in the fair value of the derivative liability.  The non-cash items for the year ended December 31, 2011 totaled $536,543 and consisted of non-cash interest, units issued for services, warrants issued for patents, share-based payments and the non-cash acquisition of the prototype drug product.  The largest difference within non-cash items between the years ended December 31, 2012 and 2011 was an increase on share-based payments to $1,130,240 in 2012 compared to $95,140 in 2011.  The increase was due to the recognition of a higher amount being recognized in 2012 for the fair value of shares issued from the DelMar Employee Share Purchase Trust and to the recognition of compensation expense from the issuance of stock options.  At December 31, 2012 all of the shares have been issued from the DelMar Employee Share Purchase Trust and the agreements with management for the issuance of units for services have expired.  As a result, it is not expected that additional share-based payment expenses for these two items will be incurred in the future.  Also, for the year ended December 31, 2012 the Company recognized $318,502 from the revaluation of the derivative liability while the Company did not have this item for the year ended December 31, 2011.

The most significant changes in non-cash working capital for the year ended December 31, 2012 was an inflow of $865,007 from an increase in accounts payable and accrued liabilities, and an outflow of $70,183 from a decrease in related party payables.  The inflow from the increase in accounts payable and accrued liabilities was $99,297 while there was an inflow of $496,597 from changes in related party payables for the year ended December 31, 2011.

As a result of the Company’s expectations as to the timing of the repayment of the Valent loan, the Company has presented the full loan and accrued interest balance as a long-term liability at December 31, 2012.

Financing Activities

The Company received $671,570 in net proceeds from the issuance of units during the year ended December 31, 2012 compared to $190,826 in net proceeds from the issuance of units and $28,506 in proceeds from the issuance of common shares during the year ended December 31, 2011.  Also during the year ended December 31, 2012 the Company incurred $90,771 in deferred costs related to the financing completed subsequent to December 31, 2012.

Comparison of cash flow for the year ended December 31, 2011 compared to the period from April 6, 2010 (inception) to December 31, 2010

Operating Activities

Net cash used in operating activities increased to $228,689 for the year ended December 31, 2011 from $49,189 for the period ended December 31, 2010.  The increase was largely the result of an increase in the net loss to $1,333,011 for the year ended December 31, 2011 compared to $108,759 for the period ended December 31, 2010.  The Company was incorporated on April 6, 2010 and did not have significant operations until the last quarter of 2010 while in 2011 the Company operated for a full year.  Partially offsetting the impact of the higher net loss were non-cash items totaling $536,543 incurred in 2011 consisting of non-cash interest, units issued for services, warrants issued for patents, share-based compensation and the non-cash acquisition of the prototype drug product.  The only non-cash item from 2010 was $32,091 for share-based payments.  The most significant change in non-cash working capital for the year ended December 31, 2011 was an inflow of $496,597 from an increase in related party payables compared to $21,363 for the period ended December 31, 2010.  Changes in accounts payable and accrued liabilities were $99,297 in 2011 from an increase in accounts payable and accrued liabilities compared to an inflow of $31,000 for the period ended December 31, 2010.

Financing Activities

The Company received $190,826 in net proceeds from the issuance of units and $28,506 in proceeds from the issuance of common shares during the year ended December 31, 2011 compared to $73,564 in proceeds from the issuance of common shares during the period ended December 31, 2010.

Operating capital and capital expenditure requirements

Liquidity risk

For the year ended December 31, 2012, the Company reported a loss of $2,400,363 and an accumulated deficit of $3,842,133 at that date. As at December 31, 2012, DelMar had cash and cash equivalents on hand of $17,782 and a negative working capital balance of $942,562. DelMar does not have the prospect of achieving revenues in the near future and DelMar will require additional funding to maintain its research and development projects and for general operations. The expenses to be incurred in developing and pursuing our Company’s business plan have a large degree of uncertainty. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund DelMar’s operations so it can continue as a going concern (notes 12(a) and 12(b)) in the medium to longer term. Accordingly, the Company is considered to be in the development stage as defined in Accounting Standards Codification (ASC) 915-10. In the first quarter of 2013 the Company completed financing activities related to a unit offering for net proceeds of $8.575 million (note 12 (b)) and we believe, based on our current estimates, that we will be able to fund our operations for at least 18 months.

We cannot assure you that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. Based on the amount of funding raised, the Company’s drug product candidate program may be tailored accordingly.

Our future funding requirements will depend on many factors, including but not limited to:

●	the rate of progress and cost of our clinical trials, preclinical studies and other discovery and research and development activities;

●	the costs associated with establishing manufacturing and commercialization capabilities;

●	the costs of acquiring or investing in businesses, product candidates and technologies;

●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

●	the costs and timing of seeking and obtaining FDA and other regulatory approvals;

●	the effect of competing technological and market developments; and

●	the economic and other terms and timing of any collaboration, licensing or other arrangements into which we may enter.

Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations. Although we are not reliant on institutional credit finance and therefore not subject to debt covenant compliance requirements or potential withdrawal of credit by banks, the current economic climate has also impacted the availability of funds and activity in equity markets. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our clinical trials or research and development programs or make changes to our operating plan. In addition, we may have to partner one or more of our product candidate programs at an earlier stage of development, which would lower the economic value of those programs to us.

Selected Statement of Operations Data
	December 31, 2012 $	December 31, 2011 $	December 31, 2010 $	Period from April 6, 2010 (inception) to December 31, 2012 $

Research and development	1,550,490	1,051,139	41,657	2,643,286
General and administrative	1,154,604	241,802	67,599	1,464,005
Change in fair value of derivative	(318,502)	-	-	(318,502)
Derivative issuance costs	24,742	-	-	24,742
Foreign exchange (gain) loss	(18,492)	18,137	(497)	(852)
Interest expense	7,521	21,933	-	29,454
Loss from operations	2,400,363	1,333,011	108,759	3,842,133
Weighted average number of shares outstanding	13,232,349	8,527,466	6,145,688	-
Loss per share	(0.18)	(0.16)	(0.02)	-

Year Ended December 31, 2012 compared to the year ended December 31, 2011

	December 31, 2012 $	December 31, 2011 $	Change $	Change %

Research and development	1,550,490	1,051,139	499,351	48
General and administrative	1,154,604	241,802	912,802	377
Change in fair value of derivative	(318,502)	-	(318,502)	(100)
Derivative issuance costs	24,742	-	24,742	100
Foreign exchange (gain) loss	(18,492)	18,137	(36,629)	(202)
Interest expense	7,521	21,933	(14,412)	(66)
Loss from operations	2,400,363	1,333,011	1,067,352	80
Weighted average number of shares outstanding	13,232,349	8,527,466	-	-
Loss per share	(0.18)	(0.16)	-	-

Research and Development

Research and development expenses increased to $1,550,490 for the year ended December 31, 2012 from $1,051,139 for the year ended December 31, 2011.  The largest component of research and development for the year ended December 31, 2012 was share-based payments.  The large increase in share-based payments for the current year compared to the prior year was due to increases in the recognition of the fair value of shares issued from the Del Mar Employee share Purchase Trust (“Trust”) to employees and consultants for services rendered to the Company, stock option expenses as the Company’s first grant of stock options occurred in February 2012, the recognition of the fair value of shares issued for services, and the increase in the fair value amount recognized for units issued for services.  In the prior year shares issued from the Trust did not occur until October 2011 and there were no shares issued for services to December 31, 2011 so as a result there were no expenses related to shares for services recognized during the year ended December 31, 2011.  Units were issued for services in both periods but for the year ended December 31, 2012 agreements applicable to units issued for services covered the entire year ended December 31, 2012 while in the year ended December 31, 2011 units for services were applicable for only five months resulting in a lower expense in the prior year. At December 31, 2012 all of the shares have been issued from the Trust and the agreements with management for the issuance of units for services have expired.  As a result, it is not expected that additional share-based payment expenses for these two items will be incurred in the future.

Additionally, contracted research, personnel, and travel were higher during the year ended December 31, 2012 compared to the year ended December 31, 2011.  Contracted research costs were higher in the current year due to the initiation of nonclinical research studies supporting new indications in the current period.  There were no such nonclinical studies on-going in the prior period.  Travel has increased in the current period compared to the prior period as a result of increased travel to scientific and medical conferences.  Personnel costs have increased due to one director receiving cash payments during 2012 while he received share-based payments in 2011.  Partially offsetting the impact of higher contracted research, personnel, travel and share-based payments was a reduction in clinical development expenses related to the clinical trials being undertaken with VAL-083 for the year ended December 31, 2012 compared to the year ended December 31, 2011.  The clinical development costs were lower in the current year compared to the prior year largely due to clinical preparation and start-up costs incurred in the year ended December 31, 2011 compared to the year ended December 31, 2012.  Intellectual property costs have decreased in the current year as a result of $89,432 being recognized during the year ended December 31, 2011 from the fair value of warrants issued to Valent for the transfer of patents and intellectual property rights to the Company.

General and Administrative

General and administrative expenses were $1,154,604 for the year ended December 31, 2012 compared to $241,802 for the year ended December 31, 2011.  The principal reasons for the increase were due to higher professional fees, share-based payments, travel, and personnel costs incurred in the current year compared to the prior year.  The increase in professional fees related to costs incurred for the initiation of the Company’s first financial statement audit, legal fees related to the updating of the Company’s corporate records, and for business development fees incurred in relation to the Company’s collaboration in China and for activities relating to preparation for the Company’s financing and reverse acquisition transaction that was completed in January 2013.  Share-based payments have increased partially due to stock option expenses as the Company’s first grant of stock options occurred in February 2012.  Additionally, units were issued for services in both periods but for the year ended December 31, 2012 agreements applicable to units issued for services covered the entire year while in the year ended December 31, 2011 units for services were applicable for only five months resulting in a lower expense in the prior year.  At December 31, 2012 all of the shares have been issued from the DelMar Employee Share Purchase Trust and the agreements with management for the issuance of units for services have expired.  As a result, it is not expected that additional share-based payment expenses for these two items will be incurred in the future.  Travel costs have increased in the current year largely due to expenses associated with preparations for the Company’s financing which was completed in January, 2013.  Personnel costs increased in the year ended December 31, 2012 compared to the year ended December 31, 2011 due to an increase in salaries paid in the current year compared to the prior year.

Change in fair value of derivative liability

Based on the terms of the warrants issued as part of the Company’s CDN $0.50 units it was determined that the warrants were considered a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the statement of loss and comprehensive loss.  The Company recognized a gain of $318,502 from the change in fair value of the derivative liability at December 31, 2012.  There was no change in the fair value of the derivative liability for the year ended December 31, 2011.

Derivative issue costs

The proceeds from the CDN $0.50 unit offering have been allocated between common stock and derivative liability based on the fair values of the common shares and the warrants.  The portion of the issue costs allocated to the derivative liability has been expensed the statement of loss and comprehensive loss.  The Company recognized $24,742 in derivative issue costs at December 31, 2012.  There was no derivative issue costs recognized for the year ended December 31, 2011.

Foreign Exchange (Gain) Loss

The Company’s functional currency at December 31, 2012 is the CDN but the Company reports its results in USD.  The translation gains and losses are reported in other comprehensive loss/income.  Foreign exchange gains and losses are the result of the Company incurring expenses in USD and then translating those USD expenses into CDN.  The Company will continue to incur some expenses in USD and as a result will continue to be exposed to foreign exchange gains and losses.

The Company recognized a foreign exchange gain of $18,492 for the year ended December 31, 2012 compared to a loss of $18,137 for the year ended December 31, 2011.  The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of USD accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company has entered a loan with Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan is unsecured and bears interest at 3.00% per year.  As a result of the loan payable the Company recognized $7,521 and $6,831 respectively in accrued interest for the years ended December 31, 2012 and 2011.  During the year ended December 31, 2011 the Company was charged $15,102 in interest expense relating to outstanding trade payable balances.

Year Ended December 31, 2011 compared to the Period Ended December 31, 2010

	December 31, 2011 $	December 31, 2010 $	Change $	Change %

Research and development	1,051,139	41,657	1,009,482	2,423
General and administrative	241,802	67,599	174,203	258
Foreign exchange (gain) loss	18,137	(497)	18,634	(3,749)
Interest expense	21,933	-	21,933	100
Loss from operations	1,333,011	108,759	1,224,252	1,126
Weighted average number of shares outstanding	8,527,466	6,145,688	-	-
Loss per share	(0.16)	(0.02)	-	-

Research and Development

Research and development expenses increased to $1,051,139 for the year ended December 31, 2011 from $41,657 for the period ended December 31, 2010.  The Company was incorporated on April 6, 2010 and for the period ended December 31, 2010 focused on corporate development and technology acquisition.  The largest components of research and development for the year ended December 31, 2011 were clinical development expenses related to the clinical trials being undertaken with VAL-083, share-based payments related primarily to units issued to the Company’s management for services rendered to the Company, and to intellectual property costs related to the Company’s acquisition of the VAL-083 patents from Valent and new patents filed by the Company.  It is expected that research and development costs and intellectual property costs will continue to increase in the future as the Company continues its clinical trials, pursues expansion of the indications for VAL-083, and looks to advance its collaboration in China.

General and Administrative

General and administrative expenses were $241,802 for the year ended December 31, 2011 compared to $67,599 for the period ended December 31, 2010.  In addition to the impact of the Company operating for a full year in 2011 compared to a partial year in 2010, general and administrative expenses increased primarily due to travel expenses to attend business development meetings and conferences and to share-based payments related primarily to units issued to the Company’s management for services rendered to the Company.  It is expected that general and administrative expenses will increase in the future as the Company will require additional administrative support for its expansion of its research and development activities.

Foreign Exchange (Gain) Loss

The Company’s functional currency for the year ended December 31, 2011 and for the period ended December 31, 2010 is the CDN but the Company reports its results in USD.  The translation gains and losses are reported in other comprehensive loss/income.  Foreign exchange gains and losses are the result of the Company incurring expenses in USD and then translating those USD expenses into CDN.  The Company will continue to incur some expenses in USD and as a result will continue to be exposed to foreign exchange gains and losses.

The Company recognized a foreign exchange loss of $18,137 for the year ended December 31, 2011 compared to a gain of $497 for the period ended December 31, 2010.  The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of USD accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company has entered a loan with Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan is unsecured and bears interest at 3.00% per year.  As a result of the loan payable at December 31, 2011 the Company recognized $6,831 in accrued interest.  During the year ended December 31, 2011 the Company was charged $15,102 in interest expense relating to outstanding trade payable balances.  Neither of these items occurred in the period ended December 31, 2010.  Interest expense on the Valent loan is expected to continue into future periods

Item 9.01	Financial Statements and Exhibits

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a)            Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Del Mar Pharmaceuticals (BC) Ltd.’s financial statements as of, and for each of the years ended December 31, 2012 and 2011, and for the periods from April 6, 2010 (inception) to December 31, 2010, and April 6, 2010 (inception) to December 31, 2012, are included after the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: March 28, 2013	By:	/s/ Jeffrey Bacha
Jeffrey Bacha
Chief Executive Officer

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)

Financial Statements
December 31, 2012 and 2011
(in US dollars unless otherwise noted)

March 27, 2013

Report of Independent Registered Public Accounting Firm

To the Shareholders of
DelMar Pharmaceuticals (BC) Ltd.

We have audited the accompanying balance sheets, statements of operations and comprehensive loss, changes in stockholder’s deficiency and cash flows of DelMar Pharmaceuticals (BC) Ltd. (the Company) (a development stage enterprise) at December 31, 2012 and 2011 and the results of its operations and cash flows for the period from April 6, 2010 (date of incorporation) to December 31, 2010 and for the years ended December 31, 2011 and December 31, 2012 and, cumulatively for the period from April 6, 2010 (date of incorporation) to December 31, 2012. Management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DelMar Pharmaceuticals (BC) Ltd. as of December 31, 2012 and December 31, 2011 and the results of its operations and cash flows for the period from April 6, 2010 (date of incorporation) to December 31, 2010 and for the years ended December 31, 2011 and December 31, 2012 and, cumulatively for the period from April 6, 2010 (date of incorporation) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants

Vancouver, BC

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Balance Sheets
As at December 31, 2012 and 2011

(in US dollars unless otherwise noted)

	Note		$2012	$2011

Assets

Current assets
Cash and cash equivalents			17,782	15,018
Taxes and other receivables	4		45,499	38,802
Prepaid expenses			28,778	14,197
Deferred costs	12	(b)	90,771	-

			182,830	68,017

Liabilities

Current liabilities
Accounts payable and accrued liabilities	5		677,615	64,213
Loan payable to Valent	3		-	256,831
Related party payables	8		447,777	517,960

			1,125,392	839,004

Loan payable to Valent	3		264,352	-

Derivative liability	6		121,000	106,146

			1,510,744	945,150

Stockholders’ Deficiency

Common stock
Authorized - unlimited number with no par value
Issued and outstanding - 13,050,000 (2011 - 9,059,375)	7		2,067,341	418,611

Additional paid-in capital	7		272,594	103,727

Warrants	7		153,106	-

Deficit accumulated during the development stage			(3,842,133)	(1,441,770)

Accumulated other comprehensive income (loss)			21,178	42,299

			(1,327,914)	(877,133)

			182,830	68,017

Liquidity risk and nature of operations (note 1)

Commitments and contingencies (note 10)

Subsequent events (note 12)

The accompanying notes are an integral part of these financial statements.

Approved by the Board of Directors
(signed) Jeffrey Bacha	President and CEO	(signed) Dennis Brown	Director

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Statements of Operations and Comprehensive Loss

(in US dollars unless otherwise noted)

	Note	Year ended December 31, 2012 $	Year ended December 31, 2011 $	Period from April 6, 2010 (inception) to December 31, 2010 $	Period from April 6, 2010 (inception) to December 31, 2012 $

Expenses
Research and development		1,550,490	1,051,139	41,657	2,643,286
General and administrative		1,154,604	241,802	67,599	1,464,005

		(2,705,094)	(1,292,941)	(109,256)	(4,107,291)

Other (loss) income
Change in fair value of derivative liability	6	318,502	-	-	318,502
Derivative issuance costs		(24,742)	-	-	(24,742)
Foreign exchange gain (loss)		18,492	(18,137)	497	852
Interest expense	3, 5	(7,521)	(21,933)	-	(29,454)

		304,731	(40,070)	497	265,158

Net loss for the period		(2,400,363)	(1,333,011)	(108,759)	(3,842,133)

Basic and diluted loss per share		(0.18)	(0.16)	(0.02)	-

Weighted average number of shares		13,232,349	8,527,466	6,145,688	-

Comprehensive loss
Net loss		(2,400,363)	(1,333,011)	(108,759)	(3,842,133)

Other comprehensive (loss) income
Translation to US dollar presentation currency		(21,121)	40,711	1,588	21,178

Comprehensive loss		(2,421,484)	(1,292,300)	(107,171)	(3,820,955)

The accompanying notes are an integral part of these financial statements.

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Statements of Changes in Stockholders' Deficiency
For the period from April 6, 2010 (inception) to December 31, 2012

(in US dollars unless otherwise noted)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Subscriptions Receivable/ Warrants $	Deficit accumulated during the development stage $	Stockholders' deficiency $

Balance at April 6, 2010 (inception)	-	-	-	-	-	-	-

Issuance of founders’ shares (note 7)	7,000,000	6,667	-	-	-	-	6,667
Issuance of common shares (note 7)	1,000,000	95,403	-	-	(28,506)	-	66,897
Shares issued from Del Mar Employee Share Purchase Trust for services - net (note 7)	256,250	32,091	-	-	-	-	32,091
Comprehensive loss for the period	-	-	-	1,588	-	-	1,588
Loss for the period	-	-	-	-	-	(108,759)	(108,759)

Balance - December 31, 2010	8,256,250	134,161	-	1,588	(28,506)	(108,759)	(1,516)

Collection of subscriptions receivable	-	-	-	-	28,506	-	28,506
Issuance of units net of cash issue costs (note 6)	400,000	119,896	-	-	-	-	119,896
Issuance of units for services (notes 6 and 8)	200,000	60,301	-	-	-	-	60,301
Issuance of units for settlement of accounts payable (notes 6 and 8)	50,000	15,075	-	-	-	-	15,075
Issuance of warrants related to share issuance costs of units (notes 6 and 7)	-	(5,962)	14,295	-	-	-	8,333
Issuance of warrants for patents (notes 3 and 7)	-	-	89,432	-	-	-	89,432
Shares issued from Del Mar Employee Share Purchase Trust for services - net (note 7)	153,125	95,140	-	-	-	-	95,140
Comprehensive loss for the year	-	-	-	40,711	-	-	40,711
Loss for the year	-	-	-	-	-	(1,333,011)	(1,333,011)

Balance - December 31, 2011	9,059,375	418,611	103,727	42,299	-	(1,441,770)	(877,133)

Issuance of units net of cash issue costs (note 6)	4,400,000	1,362,572	-	-	-	-	1,362,572
Issuance of units for services (notes 6 and 8)	360,000	117,275	-	-	-	-	117,275
Units cancelled (note 6)	(3,000,000)	(941,813)	-	-	-	-	(941,813)
Reclassification from additional paid-in capital to warrants upon the issuance of warrants (note 7)	-	-	(103,727)	-	103,727	-	-
Issuance of warrants for services (notes 7 and 10)	-	-	-	-	49,379	-	49,379
Issuance of shares for settlement of accounts payable (notes 7 and 8)	500,000	253,050	-	-	-	-	253,050
Shares issued from Del Mar Employee Share Purchase Trust for services - net (note 7)	1,590,625	781,846	-	-	-	-	781,846
Shares issued for services (note 7)	140,000	75,800	-	-	-	-	75,800
Stock-based compensation	-	-	272,594	-	-	-	272,594
Comprehensive income for the year	-	-	-	(21,121)	-	-	(21,121)
Loss for the year	-	-	-	-	-	(2,400,363)	(2,400,363)

Balance - December 31, 2012	13,050,000	2,067,341	272,594	21,178	153,106	(3,842,133)	(1,327,914)

The accompanying notes are an integral part of these financial statements.

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Statements of Cash Flows

(in US dollars unless otherwise noted)

	Year ended December 31, 2012 $	Year ended December 31, 2011 $	Period from April 6, 2010 (inception) to December 31, 2010 $	Period from April 6, 2010 (inception) to December 31, 2012 $

Cash flows from operating activities
Loss for the year	(2,400,363)	(1,333,011)	(108,759)	(3,842,133)
Items not affecting cash
Interest	7,521	6,831	-	14,352
Change in fair value of derivative liability	(318,502)	-	-	(318,502)
Units issued for services	180,144	95,140	-	275,284
Warrants issued for patents	-	89,432	-	89,432
Warrants issued for services	49,379	-	-	49,379
Prototype drug product	-	250,000	-	250,000
Share-based payments	1,130,240	95,140	32,091	1,257,471

	(1,351,581)	(796,468)	(76,668)	(2,224,717)
Changes in non-cash working capital
Other receivables	(6,697)	(24,017)	(14,785)	(45,499)
Prepaid expenses	(14,581)	(4,098)	(10,099)	(28,778)
Accounts payable and accrued liabilities	865,007	99,297	31,000	995,304
Related party payables	(70,183)	496,597	21,363	447,777

	(578,035)	(228,689)	(49,189)	(855,913)

Cash flows from financing activities
Net proceeds from the issuance of common shares	-	28,506	73,564	102,070
Deferred costs	(90,771)	-	-	(90,771)
Net proceeds from the issuance of units	671,570	190,826	-	862,396

	580,799	219,332	73,564	873,695

(Decrease) increase in cash and cash equivalents	2,764	(9,357)	24,375	17,782

Cash and cash equivalents - beginning of period	15,018	24,375	-	-

Cash and cash equivalents - end of year	17,782	15,018	24,375	17,782

Supplementary information
Issuance of shares for the settlement of accounts payable (notes 3 and 8)	253,050	-	-	253,050
Issuance of units for the settlement of accounts payable (notes 6 and 8)	-	23,785	-	23,785
Non-cash share issuance costs (note 7)	-	14,295	-	14,295
Acquisition of common shares by Del Mar Employee Share Purchase Trust (note 7)	-	-	1,904	1,904
Non-cash acquisition of the Prototype drug product (note 3)	-	-	250,000	250,000
Settlement of accounts payable with loan payable (note 3)	-	250,000	-	250,000

The accompanying notes are an integral part of these financial statements.

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

1	Liquidity risk and nature of operations

Liquidity risk

For the year ended December 31, 2012, the Company reported a loss of $2,400,363 and an accumulated deficit of $3,842,133 at that date. As at December 31, 2012, DelMar has cash and cash equivalents on hand of $17,782 and a negative working capital balance of $942,562. DelMar does not have the prospect of achieving revenues in the near future and DelMar will require additional funding to maintain its research and development projects and for general operations. The expenses to be incurred in developing and pursuing our Company’s business plan have a large degree of uncertainty.  In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund DelMar’s operations so it can continue as a going concern (notes 12(a) and 12(b)) in the medium to longer term. Accordingly, the Company is considered to be in the development stage as defined in Accounting Standards Codification (ASC) 915-10. In the first quarter of 2013 the Company completed financing activities related to a unit offering for net proceeds of $8.575 million (note 12 (b)) and we believe, based on our current estimates, that we will be able to fund our operations for at least 18 months.

We cannot assure you that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. Based on the amount of funding raised, the Company’s drug product candidate program may be tailored accordingly.

Nature of operations

DelMar Pharmaceuticals Ltd. (“DelMar” or the “Company”) is a development stage company focused on the discovery and development of new medicines with the potential to treat cancer patients who have failed modern targeted or biologic therapy. DelMar has initiated a clinical trial with its lead drug candidate VAL-083 for the treatment of refractory glioblastoma multiforme (“GBM”). The Phase I/II study is an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-tumor activity of VAL-083 in patients with histologically confirmed recurrent malignant glioma or progressive secondary brain tumor. Patients with prior low-grade glioma or anaplastic glioma are eligible, if histologic assessment demonstrates transformation to GBM.

(1)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

The Company’s efforts have been devoted to research and development, raising capital, recruitment of personnel and long-term planning. The Company was a private company as at December 31, 2012. The Company was incorporated on April 6, 2010 under the British Columbia Business Corporations Act and is domiciled in British Columbia, Canada. The address of its registered office is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5.

On May 27, 2010 the company issued shares to the founders of DelMar. As of this date, the Company did not have any operations or assets. Accordingly these founders’ shares were issued at nominal value.

In the summer of 2010 the company began discussions with Valent Technologies LLC (“Valent”) regarding the acquisition of certain intellectual property and a prototype drug product, VAL-083. During this time the company also began to develop a business plan for the development of VAL-083 as a potential new cancer therapy.

On September 12, 2010 DelMar executed a Patent Assignment Agreement with Valent to acquire the prototype drug product and certain intellectual property.

On October 20, 2010 DelMar filed an Investigational New Drug Application (“IND”) with the United States Food & Drug Administration (“FDA”) to initiate clinical trials with VAL-083 as a potential cancer treatment.

During the remainder of 2010 and the first half of 2011, DelMar conducted research requested by the FDA focused on developing new analytical methods related to manufacturing and conducting pre-clinical toxicology studies to enable the allowance of the IND. New patent applications were filed by DelMar to protect this new intellectual property.

In September 2011 DelMar announced that its IND application had been allowed by the FDA and in October, 2011 DelMar commenced its clinical trials in the United States with its lead drug candidate, VAL-083. Also in the last quarter of 2011 DelMar initiated its preclinical research into the molecular mechanism of action of VAL-083.

The prototype drug product acquired from Valent was used in DelMar’s clinical trials undertaken in 2011 and nonclinical studies conducted in 2011 and 2012.

In February 2012 DelMar received approval from the FDA Office of Orphan Products Development granting orphan drug designation for VAL-083 for the treatment of glioma, including GBM, the most common and aggressive form of brain cancer.

In April 2012 DelMar presented results of research conducted in collaboration with the University of British Columbia at the American Association of Cancer Research (“AACR”) annual meeting. These data gathered differentiated the mechanism of action of VAL-083 from other drugs approved to treat GBM.

In the second quarter of 2012 patents from Valent were assigned to DelMar and DelMar continued to file new patents for various matters linked to Val-083.

(2)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

In October 2012 DelMar announced a strategic collaboration with Guangxi Wuzhou Pharmaceutical Company, a subsidiary of publicly traded Guangxi Wuzhou Zhongheng Group Co., Ltd for the development of VAL-083, known as “DAG for Injection” in China.

In November 2012, DelMar presented interim clinical data demonstrating activity against GBM in patients failing other therapies at the Society for NeuroOncology (“SNO”) annual meeting.

In January 2013 DelMar announced that the European Committee for Orphan Medicinal Products (“COMP”) has recommended the designation of VAL-083 as an orphan medicinal product for the treatment of glioma. The recommendation of the COMP was confirmed in February 2013.

2	Significant accounting policies

Basis of presentation

The financial statements of DelMar have been prepared in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) and are presented in United States dollars. The Company’s functional currency is the Canadian dollar.

The principal accounting policies applied in the preparation of these financial statements are set out below and have been consistently applied to all periods presented.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments issued for services. Further details of the nature of these assumptions and conditions may be found in the relevant notes to the financial statements.

a)	Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher or lower as management estimates around specific probabilities change. The estimates may be significantly different from those recorded in the financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the statement of loss each reporting period. This is considered to be a Level 3 financial instrument.

(3)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Comparatives

Certain numbers have been reclassified to conform with the presentation adopted in the current year.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest-bearing securities with maturities at the date of purchase of three months or less. Cash and cash equivalents are held at a single recognized Canadian financial institution. Interest earned is recognized in the statements of loss.

Foreign currency translation

The functional currency of the Company at December 31, 2012 is the Canadian dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the statement of operations. Nonmonetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in statement of operations for the period.

Adjustments arising from the translation of the Company’s financial statements to United States dollars for presentation purposes due to differences between average rates and balance sheet rates are recorded in other comprehensive income.

The financial statements have been presented in a currency other than the functional currency of the Company as management has determined that the U.S. dollar is the common currency in which the Company’s peers, being international drug and pharmaceutical companies, present their financial statements. For presentation purposes the assets and liabilities of the Company are translated to U.S. dollars at exchange rates at the reporting date. The historical equity transactions have been translated using historical rates in effect on the date that each transaction occurred. The income and expenses are translated to U.S. dollars at the average exchange rate for the period in which the transaction arose. Exchange differences arising are recognized in a separate component of equity titled accumulated other comprehensive income (loss).

(4)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Current and deferred income taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Income taxes are accounted for using the asset and liability method of accounting. Future income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases and for loss carry-forwards. Future income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax laws or rates is included in earnings in the period that includes the enactment date. When realization of future income tax assets does not meet the more-likely-than-not criterion for recognition, a valuation allowance is provided.

Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

●	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

●
Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

●	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, related party payables and derivative liability. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

As quoted prices for the derivative liability are not readily available, the Company has used a simulated probability valuation model, as described in note 6 to estimate fair value. The derivative liability utilizes Level 3 inputs as defined above.

(5)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

The Company has the following liabilities under the fair value hierarchy:

			2012

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	121,000

			2011

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	106,146

Prototype drug product

The prototype drug product (the “drug”) is stated at the lower of cost and net realizable value. The cost of the drug is comprised of direct costs related to the acquisition of the drug. During the years ended 2012 and 2011, the Company recorded $nil in relation to these amounts as inventories (2010 - $250,000 was recorded as prototype drug product) and fully utilized in clinical and pre-clinical testing trials during the year ended December 31, 2011.

Intangible assets

Under its assignment agreement with Valent Technologies LLC (“Valent”) (note 3) the Company has incurred certain costs relating to patents assigned to the Company under its agreement with Valent. As the patents had not yet been assigned to the Company at December 31, 2011, the Company has expensed these costs for the year ended December 31, 2011.

Expenditures associated with the filing, or maintenance of patents, licensing or technology agreements are expensed as incurred. Costs previously recognized as an expense are not recognized as an asset in subsequent periods.

Once the technology has achieved commercialization, patent costs will be deferred and amortized over the life of the related patent.

(6)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Research and development costs

Research and development expenses include payroll, employee benefits, stock-based compensation expense, and other headcount-related expenses associated with product research and development. Research and development expenses also include third-party development and clinical trial expenses noted above, such costs related to product research and development are included in research and development expense until the point that technological feasibility is reached, which for our products, is generally shortly before the products are approved by the relevant food and drug administration. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Clinical trial expenses

Clinical trial expenses are a component of research and development costs and include fees paid to contract research organizations, investigators and other vendors who conduct specific research for product development activities on behalf of the Company. The amount of clinical trial expenses recognized in a period related to service agreements is based on estimates of the work performed on an accrual basis. These estimates are based on patient enrollment, services provided and goods delivered, contractual terms and experience with similar contracts. The Company monitors these factors to the extent possible and adjusts our estimates accordingly. Prepaid expenses or accrued liabilities are adjusted if payments to service providers differ from estimates of the amount of service completed in a given period.

Research and development costs are expensed in the period incurred. At December 31, 2012 and 2011 all research and development costs were expensed.

Government assistance and investment tax credits

The Company uses the cost reduction method of accounting for tax credits. Tax credits related to the acquisition of research equipment are deducted from the related asset with amortization being calculated on the net amount or to the expenditures in the determination of net income as the expenditures are incurred. These amounts are recognized when there is reasonable assurance they will be realized.

Non-refundable government grants are recorded as a reduction of expenses or in the cost of the asset. Grants in excess of expenditures are deferred to future periods, to be offset against any future expenditure to be incurred or credited to development costs if they exceed future expenditures.

The benefits of refundable investment tax credits for scientific research and experimental development expenditures are recognized in the year the qualifying expenditure is made when there is reasonable assurance the investment tax credits will be realized. The investment tax credits recorded are based on management’s estimates of amounts expected to be recovered and are subject to audit by taxation authorities. The investment tax credit reduces the carrying cost of expenditures for equipment or research and development expenses to which it relates.

(7)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

    Shares for services

The Company has issued equity instruments for services provided by employees and nonemployees. The equity instruments are valued at the fair value of the instrument granted (see notes 6 and 7 for assumptions).

The Company has transferred shares from the DelMar Employee Share Purchase Trust (the “Trust”) (note 7) to consultants and management in exchange for services rendered to the Company. The Company recognizes the fair value of the shares transferred as an expense with a corresponding increase in common stock. The shares reserved for issuance to consultants and management that are held by the Trust are included in the financial statements at year end. There are no other assets in the Trust. The number of shares outstanding for issue from the Trust at December 31, 2012 is nil (2011 - 1,590,625; 2010 – 1,743,750) (note 7).

The shares transferred from the Trust have been valued using the fair value of the shares transferred. The Company used recent share transactions in order to determine the fair value of the shares transferred from the Trust.

Stock options

The Company accounts for these awards under ASC 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience. Actual results and future estimates may differ substantially from current estimates.

Comprehensive income

In accordance with ASC 220, “Comprehensive Income” (“ASC 220”) all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, , including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

(8)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

Loss per share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. Diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants is anti-dilutive. Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding stock options and warrants. At December 31, 2012, potential common shares of 4,380,000 (2011 – 650,000; 2010 - nil) related to outstanding warrants and stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Segment information

The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates within a single operating segment being the research and development of cancer indications, and operates in one geographic area, being Canada. All of the Company’s assets are located in Canada.

(9)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In December 2011, FASB issued Accounting Standards Update (“ASU”) 2011-11 which amends the guidance in ASC 210, Balance Sheet (ASC 210). The ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The ASU is effective for annual periods beginning on or after January 1, 2013. An entity should provide the disclosures required by those amendments retrospectively for all comparative periods presented.

In June 2011, the FASB issued Accounting Standards ASU 2011-05 to amend the guidance on the presentation of comprehensive income in ASC 220. ASU 2011-05 requires companies to present a single statement of comprehensive income or two separate but consecutive statements, a statement of operations and a statement of comprehensive income. ASU 2011-05 eliminates the alternative to present comprehensive income within the statement of equity. ASU 2011-05 does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. The ASU should be applied retrospectively and is effective for annual periods beginning after December 15, 2011. In December 2011, the FASB issued ASU 2011-12, which deferred the changes in ASU 2011-05 that relate to the presentation of reclassifications out of accumulated other comprehensive income.

In May 2011, the FASB issued ASU 2011-04, which amends the guidance on fair value measurement in ASC 820 to converge the fair value measurement and disclosure requirements under GAAP and International Financial Reporting Standards (“IFRS”) fair value measurement and disclosure requirements. The amendments change the wording used to describe the requirements for measuring fair value, changes certain fair value measurement principles and enhances disclosure requirements. This guidance is effective for annual periods beginning after December 15, 2011, applied prospectively.

In January 2013, the FASB issued ASU No. 2013-01, “Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities.” This pronouncement was issued to address implementation issues about the scope of Accounting Standards Update No. 2011-11 and to clarify the scope of the offsetting disclosures and address any unintended consequences. This pronouncement is effective for reporting periods beginning on or after January 1, 2013.

(10)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

In February 2013, the FASB issued ASU No. 2013-02, ‘Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This pronouncement was issued to improve the reporting of reclassifications out of accumulated other comprehensive income. The amendments in this update seek to attain that objective by requiring an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. GAAP to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is reclassified to a balance sheet account (i.e. inventory) instead of directly to income or expense in the same reporting period. This pronouncement is effective prospectively for reporting periods beginning after December 15, 2012.

3	Valent Technologies LLC agreement

On September 12, 2010 the Company entered into a Patent Assignment Agreement (the “Assignment Agreement”) with Valent Technologies LLC (“Valent”) to acquire patents and the prototype drug product related to VAL-083. In accordance with the Assignment Agreement the consideration was $250,000 to acquire the prototype drug product. In addition, under certain circumstances Valent agreed to assign, convey and transfer to the Company all its right, title and interest in and to the patents in exchange for share purchase warrants. The Company will then be responsible for the further development and commercialization of VAL-083. Valent retains an option to reacquire certain intellectual property until a Financing Transaction is completed by the Company. Under the Assignment Agreement, a ‘Financing Transaction’ is defined as a cumulative equity or debt financing(s), or a merger, acquisition, amalgamation, reverse takeover or other combination, or any combination of the foregoing, cumulatively totaling at least $2,000,000. In accordance with the terms of the Assignment Agreement, Valent is entitled to receive a future royalty on revenues derived from the development and commercialization of VAL-083. In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones the Company has achieved prior to the termination of the Assignment Agreement.

On January 25, 2013, in connection with the Company’s reverse acquisition, Valent was issued 1,150,000 shares of common stock of DelMar Pharmaceuticals, Inc., in exchange for Valent reducing certain future royalties under the Assignment Agreement (note 12(a)).

Pursuant to a loan agreement dated February 3, 2011, the Company has entered a loan with Valent for the $250,000 for the purchase of the prototype drug product. The loan is unsecured and bears interest at 3.00% per year. As a result the balance of the loan payable, including accrued interest, at December 31, 2012 is $264,352 (2011 - $256,831), including accrued interest of $14,352 (2011 - $6,831).

(11)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Pursuant to the Assignment Agreement with Valent, the Company is required to issue warrants to Valent under certain circumstances. The financing completed by the Company that closed in February 2012 constituted a Financing Transaction under the terms of the Assignment Agreement and resulted in the Company issuing 500,000 warrants to Valent on February 1, 2012 at an exercise price of CDN $0.50 per warrant (note 7). In exchange for the warrants Valent has assigned all of its right, title and interest in and to the patents for VAL-083 to the Company. The fair value of the contingent warrants of $89,432 has been recognized as an expense and a corresponding increase to additional paid-in capital at December 31, 2011. As a result of the warrants being issued during 2012 the amount previously recognized as additional paid in capital has been reclassified to warrants during the year ended December 31, 2012.

As a result of the Company’s expectation as to the timing of the repayment of the Valent loan, the Company has presented the full loan and accrued interest balance as a non-current liability at December 31, 2012.

4	Taxes and other receivables

	$2012	$2011

Government grants	34,168	26,900
Other receivables	11,331	11,902

	45,499	38,802

On September 1, 2010 the Company was granted a non-repayable financial contribution of up to $29,499 (CDN $30,000) from the National Research Council of Canada Industrial Research Assistance Program (“IRAP”). Awards under the IRAP grant directly reduce the Company’s research and development costs by eligible expenses reimbursed by IRAP. The Company will be reimbursed for certain research and development costs to a maximum of $29,499 (CDN $30,000) in the period from September 1, 2010 thru March 31, 2011 and a further $14,750 (CDN $15,000) in the period from April 1, 2011 thru July 31, 2011. Under this IRAP grant the Company requested an aggregate total reimbursement of $44,249 ($27,392 in 2011 and $16,857 in 2010) and has received $44,249 (2010 - $8,240) to December 31, 2011 resulting in a receivable of $nil (2010 - $8,617) at December 31, 2011.

On July 15, 2011 the Company was granted a second non-repayable financial contribution of up to $39,332 (CDN $40,000) from IRAP. The Company will be reimbursed for certain research and development costs to a maximum of $39,332 (CDN $40,000) in the period from July 15, 2011 thru December 15, 2011. To December 31, 2011 the Company has requested reimbursement of $39,332 under the second IRAP grant and has received $12,432 resulting in a receivable of $26,900 at December 31, 2011.

(12)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

On May 1, 2012 the Company was granted a third non-repayable financial contribution of up to $48,245 (CDN $48,000) from IRAP. The Company will be reimbursed for certain research and development costs to a maximum of $48,245 (CDN $48,000) in the period from May 1, 2012 thru November 30, 2012. Under this IRAP grant the Company requested an aggregate total reimbursement of $40,542 and has received $6,374 to December 31, 2012 resulting in a receivable of $34,168 at December 31, 2012. Under this IRAP grant the Company did not incur all of the allowable expenses under the grant and as a result $7,703 has lapsed.

Total amounts credited in the statement operations for all IRAP grants in 2012 was $40,542 (2011 - $66,724, 2010 - $16,857).

5	Accounts payable and accrued liabilities

	$2012	$2011

Trade payables	677,615	64,213
Payable to related parties (note 8)	447,777	517,960

	1,125,392	582,173

During the year ended December 31, 2012, the Company issued 500,000 common shares valued at $253,050 (CDN $250,000) as partial settlement of the Company’s accounts payable balance with Valent (note 8). The value of the shares issued as partial settlement was based on the financing which occurred during the year ended December 31, 2012.

During the year ended December 31, 2011, the Company incurred $15,102 in interest expense relating to outstanding trade payable balances.

6	Derivative liability

The Company issued 4,150,000 units on January 23, 2012, 560,000 on February 27, 2012, and 50,000 on May 10, 2012. In addition, during the year ended December 31, 2011 the Company issued 500,000 units on October 3, 2011, 100,000 on October 7, 2011, and 50,000 on November 11, 2011. In total, the Company issued 5,410,000 units for services in settlement of accounts payable and cash proceeds for an aggregate of $2,671,923 (CDN $2,705,000).

The proceeds from the issuance of 3,000,000 of these units issued during the year ended December 31, 2012 were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to let the option expire and the related units were cancelled and the funds returned to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.

(13)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

As a result, the Company has issued a net total of 2,410,000 units to December 31, 2012. The units were issued for CDN $0.50 per unit for services, settlement of accounts payable and cash proceeds of an aggregate $1,198,623 (CDN $1,205,000). Each unit consists of one common share and one share purchase warrant. As a result of the units being issued on different dates, the exercise prices, cashless exercise provisions and expiry dates of the units are separated into groupings of 1,110,000 and 1,300,000 warrants respectively.

Each of the 1,110,000 warrant is exercisable until October 31, 2013. The exercise price of each warrant is as follows:

Exercise dates	Price $Cdn

Up to and including October 31, 2012	0.75
From November 1, 2012 up to December 31, 2012	0.80
From January 1, 2013 up to April 29, 2013	0.90
From April 30, 2013 up to July 30, 2013	1.00
From July 31, 2013 up to October 31, 2013	1.25

Under the terms of the subscription agreements DelMar shall use reasonable commercial efforts to complete a liquidity event (“Liquidity Event”). A Liquidity Event shall include but not be limited to the sale of the Company, or its assets, or listing of the Company’s shares on a public stock exchange, through an initial public offering (”IPO”), reverse takeover, merger, amalgamation, or any other comparable event that includes a minimum additional aggregate funding of not less than CDN $5,000,000.

If the Company has not filed a preliminary prospectus with respect to an Initial Public Offering (“IPO”) with one or more securities regulators in Canada or the United States or entered into a letter of intent or binding agreement with respect to a Liquidity Event by certain dates then a portion of the warrants associated with the units will have a cashless exercise provision that will be automatically activated. The cashless exercise provisions are as follows:

Liquidity event date	Portion of warrants to be exercised without cash

By October 31, 2012	10%
By January 1, 2013	an additional 15%
By April 30, 2013	an additional 20%
By July 31, 2013	an additional 25%
By October 31, 2013	an additional 30%

If the Company has not met the requirements for a Liquidity Event by October 31, 2013, all of the warrants issued with the units will be automatically exercised for one common share for no additional consideration.

(14)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Upon the receipt of the Liquidity Event notice, each warrant holder will have 20 days after receipt thereof to conditionally exercise any outstanding warrants subject to the occurrence of the Liquidity Event. To the extent that a warrant holder elects not to exercise his rights to conditionally exercise all or any warrants during the Liquidity Event notice period the warrant holder’s right to exercise such warrants will be suspended until the completion of the Liquidity Event or the Company notifies the warrant holder that it will not be proceeding with the Liquidity Event.

Following the occurrence of a Liquidity Event any warrants that were not exercised at such time shall be adjusted as follows:

i)	Unexercised warrants shall expire on the date which is 12 months after the occurrence of a Liquidity Event (the “New Expiry Date”);

ii)	Up to and including the sixth month anniversary of the Liquidity Event, the exercise price shall equal 120% of the closing price of the underlying securities on the Liquidity Event date;

iii)
From and excluding the sixth month anniversary date of the Liquidity Event to and including the New Expiry Date, the exercise price of the warrants shall be 150% of the closing price of the underlying securities on the Liquidity Event date.

If at any time after the completion of a Liquidity Event the common shares of the Company, or exchange shares in the event of a reverse takeover, the closing price of the Company’s shares or exchange shares is at least two times the closing price of the common shares of the Company or the exchange shares on the completion date of a Liquidity Event, as the case may be, the Company shall be permitted to terminate any outstanding warrants on three business days written notice.

Of the total 2,410,000 warrants outstanding, 1,300,000 warrants have the following terms. Each of the 1,300,000 warrant is exercisable until December 31, 2013. The exercise price of each warrant is as follows:

Exercise dates	Price $Cdn

Up to and including December 31, 2012	0.75
From January 1, 2013 up to March 30, 2012	0.80
From March 31, 2013 up to June 29, 2013	0.90
From June 30, 2013 up to September 29, 2013	1.00
From September 30, 2013 up to December 31, 2013	1.25

(15)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

The 1,300,000 warrants are subject to the same Liquidity Event provisions as the 1,100,000 warrants. The cashless exercise provisions as follows:

Liquidity event date	Portion of warrants to be exercised without cash

By December 31, 2012	10%
By March 31, 2013	an additional 15%
By June 30, 2013	an additional 20%
By September 30, 2013	an additional 25%
By December 31, 2013	an additional 30%

All other terms of the 1,300,000 warrants are the same as the 1,110,000 warrants. Included in the 2,410,000 net units issued to December 31, 2012 are 610,000 units issued to officers and directors of the Company pursuant to either their respective consulting agreements or for settlement of accounts payable (note 8).

Based on the terms of the warrants it was determined that the warrants were considered a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the statement of loss and comprehensive loss.

The warrants issued with the units have been re-valued at December 31, 2012 using a simulated probability valuation model using the following assumptions:  dividend rate - 0%, volatility - 71%, risk free rate – 1.7% and a term of one year.

Pursuant to finders’ fee agreements (notes 7 and 10(a)) the Company is required to pay finder’s fees related to the issuance of certain units. In relation to these agreements at December 31, 2012 the Company recognized $49,635 related to the cash component and $14,295 related to the warrant component of the finders’ fees. These items have been recorded as issue costs and been allocated to capital stock and derivative liability. The issue costs allocated to the derivative liability have been expensed in the statement of operations and comprehensive loss at December 31, 2012.

(16)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

The financing completed by the Company subsequent to December 31, 2012 (note 12 (b)) qualified as a Liquidity Event under the terms of the warrant agreements. As a result, all of the 2,410,000 warrants have been adjusted per the Liquidity Event provision of the underlying warrant agreement. Therefore, all of the warrants now expire on January 25, 2014. The warrants are now exercisable at $0.96 per warrant until July 25, 2013 and $1.20 per warrant from July 26, 2013 until January 25, 2014. Also, due to the timing of the Liquidity Event, a total of 110,000 warrants are exercisable on a cashless basis.

$

Opening balance - January 1, 2011	-

Issuance of units	106,146

Closing balance - December 31, 2011	106,146

Issuance of units	333,356
Change in fair value	(318,502)

Closing balance - December 31, 2012	121,000

7	Stockholders’ deficiency

Common stock

Authorized
Unlimited common shares without par value
Issued and outstanding at December 31, 2011 - 13,050,000 (December 31, 2011 - 9,059,375)

a)	Shares issued to founders

On May 27, 2010, the Company issued 7,000,000 common shares to its founders at $0.001 per share for total proceeds of $6,667. Of the 7,000,000 shares issued, 6,000,000 were issued to founders who are also officers or directors of the Company. In addition, of the 7,000,000 shares issued, 6,700,000 are subject to vesting provisions and a repurchase option to the Company. At any time prior to the expiration of 36 months from May 27, 2010 the Company at its sole discretion may repurchase some or all of the unvested 6,700,000 shares at $0.001 per share.

For the 6,700,000 shares subject to vesting, 25% of the common shares shall vested immediately on May 27, 2010 and the remaining shares shall vest in twelve equal tranches on each quarterly anniversary of May 27, 2010 with the number of shares to vest on each such date to equal 1/16 of the number of shares issued on May 27, 2010. If any of the subscribers is or becomes a director, officer, employee or consultant of the Company or an affiliate of the Company, all unvested shares shall vest immediately if the subscriber is subsequently removed as a director or officer of the Company or its affiliate, or is subsequently terminated as an employee or consultant of the Company or its affiliate, in each case without cause.

(17)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

b)	Shares issued to the DelMar Employees Share Purchase Trust

The Company has established the DelMar Employees Share Purchase Trust (the “Trust”). The purposes of the Trust are to (i) enhance the ability of the Company and its affiliates to attract, motivate, retain and reward directors, officers, employees and consultants, (b) facilitate employee ownership of shares of the company and (c) promote closer alignment of interests between key employees of the company and its shareholders. The Trust is overseen by a Trustee appointed by the Company and funds from the Company (“Settled Funds”) were used to subscribe for common shares (“Trust Shares”) in the capital of the Company. On May 27, 2010, the Company issued 2,000,000 common shares to the trust. The Company used Settled Funds to pay for the trust Shares.

Number of shares held in Trust

Balance - April 6, 2010	-
Shares issued to the DelMar Employee Share Purchase Trust	2,000,000
Shares transferred to employees and consultants for services	(325,000)
Founders shares acquired by the Trust	68,750

Balance - December 31, 2010	1,743,750
Shares transferred to employees and consultants for services	(200,000)
Founders shares acquired by the Trust	46,875

Balance - December 31, 2011	1,590,625
Shares transferred to employees and consultants for services	(1,590,625)

Balance - December 31, 2012	-

The Company has transferred shares from the Trust to various consultants for work or services performed for the Company. Shares held by the Trust are not issued and outstanding until the shares are transferred out of the Trust. For the year ended December 31, 2012, the Company recognized the fair value of the shares transferred as an expense with the offsetting charge to capital stock for $781,846 (2011- $95,140, 2010 - $32,091).

Of the 1,590,625 transferred out of the trust during the year ended December 31, 2012, 1,390,625 were transferred in equal tranches to each of the Company’s three directors. The related compensation expense was recorded in the statement of operations.

(18)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

c)	Shares issued in private placements

On August 27, 2010, the Company issued 720,000 common shares at $0.095 (CDN $0.10) per share for total proceeds of $68,414 and on September 8, 2010 the Company issued an additional 280,000 common shares at $0.096 (CDN $0.10) per share for total proceeds of $26,989. Of the total proceeds of $68,414 from the August 27, 2010 issuance, $28,506 was received in 2011 and has been recorded as subscriptions receivable at December 31, 2010.

d)	Shared issued to consultants

Pursuant to a consulting agreement, the company issued a total 140,000 common shares for the year ended December 31, 2012 (2011 - $nil) (note 10(c)). The fair value of the shares issued of $75,800 was determined based on the fair value of the Company’s common shares at the time the shares were issued.

e)	Shares issued to Valent

During the year ended December 31, 2012, the Company issued 500,000 common shares to Valent for partial settlement of accounts payable (note 8).

Stock options

On February 1, 2012, the Company’s board of directors approved its stock option plan (the “Plan”). Under the Plan the number of common shares that will be reserved for issuance to officers, directors, employees and consultants under the Plan will not exceed 7.5% of the share capital of the Company on a fully diluted basis. On February 1, 2012 the Company granted 930,000 options and on June 15, 2012 an additional 90,000 options were granted under the Plan. All of the stock options granted have an exercise price of CDN $0.50 and expire 10 years from the date of grant. Of the 1,020,000 stock options granted, 450,000 vest in equal monthly installments over one year and 570,000 vest in equal monthly installments over three years. Included in the total number of stock options granted were 450,000 granted in equal tranches to the Company’s three directors.

In the event of the sale of 66 2/3% of the equity securities of the Company where equity securities include shares, warrants, stock options, and any convertible securities of the Company, any options not yet granted under the Plan shall be deemed granted to the principle founders of the Company on a pro-rata basis in accordance with their ownership of the Company on a fully-diluted basis immediately prior to the closing of such a sale.

(19)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

The following table sets forth the options outstanding under the Plan as of December 31, 2012:

	Number of stock options outstanding	Weighted average exercise price $Cdn

Balance - December 31, 2011	-	-
Granted	1,020,000	0.50

Balance – December 31, 2012	1,020,000	0.50

The following table summarizes stock options currently outstanding and exercisable at December 31, 2012:

Exercise price $Cdn	Number outstanding at December 31, 2012	Weighted average remaining contractual life (years)	Weighted average exercise price $Cdn	Number exercisable at December 31, 2012	Exercise price $Cdn

$0.50	1,020,000	9.12	0.50	575,500	0.50

Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options have been valued using a Black-Scholes pricing model using the following assumptions:

	December 31, 2012	Grant date

Dividend rate	0%	0%
Volatility	74%	97.3%
Risk-free rate	1.25%	1.25%
Term - years	2.1	3.0

(20)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Periods ended December 31,

	2012 $	2011 $	2010 $

Research and development	196,281	-	-
General and administrative	76,313	-	-

	272,594	-	-

The aggregate intrinsic value of stock options outstanding at December 31, 2012 was $306,000 and the aggregate intrinsic value of stock options exercisable at December 31, 2012 was $172,650. As of December 31, 2012 there was $96,426 in unrecognized compensation expense that will be recognized over the next 24 months. No stock options have been exercised under the Plan.

A summary of status of the Company’s unvested stock options as of December 31, 2012 under all plans is presented below:

	Number of options	Weighted average exercise price Cdn$	Weighted average grant date fair value Cdn$

Unvested at December 31, 2011	-	-	-
Granted	1,020,000	0.50	0.304
Vested	(575,500)	0.50	0.304

Unvested at December 31, 2012	444,500	0.50	0.304

Warrants

	Number of warrants	Amount $

Balance - December 31, 2011	-	-

Warrants issued for patents (i)	500,000	89,432
Warrants issued as unit issue costs (ii)	105,000	14,295
Warrants issued for services (iii)	345,000	49,379

Balance - December 31, 2012	950,000	153,106

(21)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

i)
At December 31, 2011, the Company recognized the fair value of the 500,000 contingent Valent warrants (note 3). The contingent warrants were recognized in additional paid in capital at December 31, 2011 and have been reclassified to warrants when the warrants were issued on February 1, 2012. The warrants have an exercise price of CDN $0.50 per warrant and expire February 1, 2017.

ii)
The Company has issued broker warrants as finder’s fees in relation to the issuance of certain units. All of the warrants were issued on March 1, 2012 and have an exercise price of CDN $0.50 per warrant. Of the total, 100,000 expire March 1, 2015 and 5,000 expire March 1, 2014.

iii)
The Company has issued 345,000 warrants for investor relations services. The warrants were issued on February 1, 2012 and they vest in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants have an exercise price of CDN $0.50 per warrant and expire February 1, 2015.

The fair value of all of the warrants was based on the fair value of the warrants included as part of the unit issuances completed in 2011 and 2012.

8	Related party transactions

During the year ended December 31, 2012

Pursuant to consulting agreements with the Company’s three directors the Company paid a total of $27,022 (CDN $27,000) per month to its directors during the year ended December 31, 2012. Under two of these agreements the directors have elected to receive a portion of their aggregate compensation in the form of units. During the year ended December 31, 2012 the Company issued 360,000 units for a total amount of $180,144. The units issued relate to an amount of $15,012 (CDN $15,000) per month from January to December 2012 inclusive. All of the units were issued in February 2012. The Company has recognized $180,144 in services for the year ended December 31, 2012. Of the $180,144, $60,389 has been recognized as general and administrative and $119,755 has been recognized as research and development.

Additionally, under the consulting agreements the Company has paid two of its officers and directors cash compensation totaling an aggregate $12,006 (CDN $12,000) per month. An amount of $144,072 (CDN $144,000) has been paid to the two individuals for the year ended December 31, 2012.

Included in related party payables at December 31, 2012 is an aggregate amount owing of $133,658 to the Company’s directors in relation to their respective consulting agreements and for reimbursable expenses.

Also included in related party payables December 31, 2012 is an amount of $314,119 relating to clinical development costs incurred by Valent on behalf of the Company. On April 30, 2012, Valent was issued 500,000 common shares for partial settlement of the Company’s accounts payable balance with Valent. The total settlement amount was $253,050. Additionally, the Company has a loan payable, including accrued interest, of $264,352 due to Valent at December 31, 2012 (note 3). One of the directors and officers of the Company is also a Principal of Valent.

Through a Company owned by one of the Company’s directors, a $25,000 retainer was paid pursuant to the unit financing completed by the Company subsequent to December 31, 2012 (note 12 (b)). The $25,000 is included in accounts payable at December 31, 2012.

The Company granted an aggregate of 450,000 stock options at an exercise price of CDN $0.50 to its three directors (note 7).

The Company transferred a total of 1,390,625 shares from the DelMar Employee Share Purchase Trust in three equal tranches to each of the Company’s three directors (note 7).

(22)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

During the period ended December 31, 2011

Pursuant to consulting agreements dated August 1, 2011 with each of the Company’s officers and directors, a total of three respective agreements, Company has agreed to compensate its officers and directors for services rendered to the Company. An aggregate $26,550 (CDN $27,000) per month commencing August 1, 2011 and ending December 31, 2012 will be payable pursuant the consulting agreements. Under the consulting agreements the Company and the respective officer or director have mutually agreed that a portion of the compensation payable under the respective agreement shall be deemed to have been invested in the unit offering of the Company as of October 3, 2011. The units issued under these agreements shall have the same terms as the CDN $0.50 units issued by the Company to subscribers of the offering (note 6).

For the period from August 1 to December 31, 2011 $19,028 (CDN $20,000) per month was settled by the Company with units resulting in 200,000 units being issued. Total research and development expenses of $71,355 (CDN $75,000) and general and administrative expenses of $23,785 (CDN $25,000) have been recorded for this issuance of units.

The Company also issued 50,000 units to one of its officers for the settlement of accounts payable in the amount of $23,785 (CDN $25,000). The units were measured at fair value using the valuation estimate consistent with the most recent financing.

Included in related party payables at December 31, 2011 is an aggregate amount owing of $21,028 to two of the Company’s directors.

Also included in related party payable at December 31, 2011 is an amount of $496,932 relating to clinical development costs incurred by Valent on behalf of the Company. The Company also has a loan payable, including accrued interest, of $256,831 due to Valent at December 31, 2011.

During the period ended December 31, 2010

The Company acquired its prototype drug product and intellectual property rights to VAL-083 from Valent (note 3). Included in accounts payable is an amount of $250,000 relating to the acquisition of the prototype drug product.

Included in accounts payable at December 31, 2010 is an aggregate amount owing of $21,363 to two of the Company’s officers.

(23)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

9	Current and deferred income taxes

The Company has the following non-capital losses available to reduce taxable income of future years:

Expiry date	$

2030	67,296
2031	1,098,669
2032	1,233,369

Significant components of the Company’s deferred tax assets are shown below:

	2012	2011
	$	$

Non-capital losses carried forward	323,910	148,320
Financing costs	4,302	2,306
Scientific research and development	11,193	11,182

	339,405	161,808
Valuation allowance	(339,405)	(161,808)

Net deferred tax assets	-	-

The income tax benefit of these tax attributes have not been recorded in these financial statements because of the uncertainty of their recovery.

The Company’s effective income tax rate differs from the statutory income tax rate of 13.5% (2011 - 13.5%, 2010 - 13.5%).

The differences arise from the following items:

	2012	2011
	$	$

Tax recovery at statutory income tax rates	(324,049)	(179,265)
Permanent differences	133,365	26,713
Other	13,087	18,878
Change in valuation allowance	177,597	133,674

	-	-

(24)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

10	Commitments and contingencies

a)	Financing

In June 2011, the Company entered into an agreement for assistance with financing. Under the agreement, the Company is required to pay an 8% cash commission on gross proceeds from financing arranged by the service provider. The Company will also be required to issue warrants equal to 8% of the number of units issued to investors identified by the service provider. Fees payable under this agreement are to be paid in CDN. As of December 31, 2012 the Company has paid $49,635 (CDN $50,000) and recognized the fair value of 100,000 warrants in the amount of $13,759 under this agreement. The total amount of $63,394 has been recognized as share issue costs allocated between the issuance of shares and derivative liability. The warrants under this agreement were issued on March 1, 2012. The cash paid and warrants issued represent the final amounts due under this agreement. Each warrant entitles the holder to acquire one common share at CDN $0.50 per share until March 1, 2015 (note 7).

b)	Investor relations

In November 2011, the Company entered into a contract for investor relations services requiring the payment of $10,000 per month commencing December 2011. The agreement will automatically renew unless 60-day written notice of termination is provided by either party. In addition, the Company is required to issue 345,000 warrants. The warrants under the agreement become issuable upon the completion of a CDN $2,500,000 financing by the Company. The warrants were issued on February 1, 2012 and they vest in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants expire on February 1, 2015 (note 7).

Commencing January 1, 2013, the monthly fee payable under this agreement is $15,000.

c)
On May 1, 2012, the Company entered into a one-year consulting agreement with an individual for the provision of general business and strategic advisory services. Pursuant to the agreement, the Company will pay the consultant $15,000 per month and will settle the monthly fee by way of $5,000 in cash and $10,000 by way of 20,000 common shares of the Company. Until the occurrence of a Liquidity Event (defined as the completion or occurrence of an asset sale, a share sale or a Public Company Triggering Event (defined as the completion of an Initial Public Offering or Reverse Take-Over)), the common shares issued to the consultant under the agreement shall be non-transferable and shall be held in escrow by the Company in trust for the consultant. If a Liquidity Event has not occurred prior to the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, the common shares issued to the consultant will be forfeited to the Company for no consideration. The financing completed  by the company subsequent to December 31, 2012 (note 12 (b)) qualifies as a Liquidity Event under the agreement. As a result, the shares issued under the agreement have been issued to the commitment. The agreement will automatically expire on the first anniversary of the agreement unless mutually agreed to in writing by both parties. The agreement can be terminated by either party by providing 30 days written notice of termination.

(25)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

d)	Office Lease

The Company leased an office on a month-to-month basis for the period from September 1, 2010 to November 30, 2010. In November 2010 the Company earned one year of free office rent pursuant to the submission of its business plan as part of the Discovery Parks Generator Competition. The rent-free period commenced February 1, 2011.

The Company currently rents its office space pursuant to a month to month lease at a rate of CDN$1,600 per month. During the year ended December 31, 2011, the Company recorded $12,669 as a rent expense (2011 - $480; 2010 - $2,190).

11	Financial risk management

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or valuation of its financial instruments.

The Company is exposed to financial risk related to fluctuation of foreign exchange rates. Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the Canadian dollar, primarily expenses for research and development incurred in US dollars. The Company believes that the results of operations, financial position and cash flows would be affected by a sudden change in foreign exchange rates, but would not impair or enhance its ability to pay its US dollar accounts payable. The Company manages foreign exchange risk by converting its Canadian dollars to US dollars as needed. The Company has only recently opened a US dollar bank account. As at December 31, 2012, US dollar denominated accounts payable and accrued liabilities and loan payable exposure in US dollars totaled $964,807.

a)	Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. If foreign exchange rates were to fluctuate within +/-10% of the closing rate at year end the maximum exposure is $96,481.

Balances in foreign currencies at December 31, 2012 and 2011 are as follows:

	2012 US balances $	2011 US balances $

Trade payables	700,455	496,932
Loan payable, including accrued interest	264,352	256,831

	964,807	753,763

(26)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

b)	Interest rate risk

The Company is subject to interest rate risk on its cash and cash equivalents and believes that the results of operations, financial position and cash flows would not be significantly affected by a sudden change in market interest rates relative to the investment interest rates due to the short-term nature of the investments. As at December 31, 2011, cash and cash equivalents held in Canadian dollar savings accounts or short-term investments of$ 17,782. The Company’s cash balance does not currently earn interest. If interest rates were to fluctuate within +/-10% of the closing rate at year end the impact of the Company’s interest bearing accounts will be insignificant.

The only financial instruments that expose the Company to interest rate risk are its cash and cash equivalents.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in raising funds to meet cash flow requirements associated with financial instruments. The recent problems in the global credit markets have resulted in a drastic reduction in the ability of companies to raise capital through the public markets. See note 1 going concern, for additional comments relating to liquidity risk. The Company continues to manage its liquidity risk based on the outflows experienced for the year ended December 31, 2012 and is undertaking efforts to conserve cash resources wherever possible. The maximum exposure of the Company’s liquidity risk is $1,125,392 at December 31, 2012 (2011 - $582,173).

Credit risk

Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as outstanding receivables. The Company limits its exposure to credit risk, with respect to cash and cash equivalents, by placing them with high quality credit financial institutions. The Company’s cash equivalents consist primarily of operating funds with commercial banks. Of the amounts with financial institutions on deposit, the following table summarizes the amounts at risk should the financial institutions with which the deposits are held cease trading:

The maximum exposure of the Company’s credit risk is $45,499 at December 31, 2012 (2011 - $38,802).

Cash and cash equivalents $	Insured amount $	Non-insured amount $

17,782	17,782	-

(27)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

Concentration of credit risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents.
The Company places its cash and cash equivalents in accredited financial institutions and therefore the
Company’s management believes these funds are subject to minimal credit risk. The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements.

12	Subsequent events

a)	Reverse acquisition

On January 25, 2013, the Company entered into and closed an Exchange Agreement with DelMar Pharmaceuticals, Inc. (“DMPI”) (formerly Berry Only Inc.) (the “Acquisition”). The Acquisition resulted in DMPI acquiring DelMar by issuing a sufficient number of shares such that the shareholders of DelMar had a controlling interest in DMPI subsequent to the completion of the Acquisition. At the time of the Acquisition, there were 13,070,000 common shares of DelMar and 3,250,007 shares of common stock of DMPI issued and outstanding. All of the 13,070,000 shares of DelMar were acquired either directly or indirectly (through a newly formed subsidiary) by DMPI resulting in DelMar becoming a wholly owned subsidiary of DMPI. Simultaneous with the Acquisition, Valent was issued 1,150,000 common shares of DMPI. The shares issued to Valent by DMPI were issued in exchange for Valent reducing certain future royalties under its agreement with DelMar. Upon completion of the Acquisition DelMar became a wholly-owned subsidiary of DMPI. As a result of the shareholders of DelMar having a controlling interest in DMPI subsequent to the Acquisition, for accounting purposes the transaction constitutes a reverse recapitalization with DelMar being the accounting acquirer even though legally DelMar is the acquiree. Therefore, the net assets of DMPI are recorded at fair value at the date of the transaction. No goodwill is recorded with respect to the transaction as it does not constitute a business combination.

(28)

DelMar Pharmaceuticals (BC) Ltd.
(a development stage company)
Notes to Financial Statements
December 31, 2012 and 2011

(in US dollars unless otherwise noted)

b)	Unit offering

In connection with the Acquisition, on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, DMPI entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which DMPI issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each Unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment and the Investor Warrants are redeemable under certain circumstances.

Charles Vista, LLC (the “Placement Agent”) was retained as the placement agent for the Private Offering. The Placement Agent was paid a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000. In addition, the Company incurred other closings costs of approximately $500,000 resulting in net proceeds to the Company of $8,575,000. In addition, the Company issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis.

The Company has also agreed to engage the Placement Agent as its warrant solicitation agent in the event the Investor Warrants are called for redemption and will pay a warrant solicitation fee to the Placement Agent equal to 5% of the amount of funds solicited by the Placement Agent upon the exercise of the Investor Warrants following such redemption.

In connection with the Private Offering, the Company entered into a registration rights agreement with the Investors, pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) registering for resale all shares of common stock (a) included in the Units; and (b) issuable upon exercise of the Investor Warrants, no later than 90 days after the completion of the Private Offering (the “Filing Deadline”) and to use commercially reasonable efforts to cause the Registration Statement to become effective within 180 days of the Filing Deadline. The Company agreed to use commercially reasonably efforts to keep the Registration Statement effective while the Investor Warrants are outstanding.

Certain of the Private Offering costs were incurred by the Company prior to December 31, 2012. These costs of $90,771 have been recorded as deferred costs and will be treated as issue costs upon the first closing of the Private Offering.

(29)